UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(I.R.S. Employer Identification No.)

3333 8th Street SE, 3rd Floor, Calgary Alberta, T2G 3A4

(Address of principal executive offices)(Zip Code)

(403) 776-1950

(Company's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Attached as Exhibit 99.1 and incorporated by reference into this Item 2.02 is a copy of the press release SAExploration Holdings, Inc., formerly known as Trio Merger Corp. (the “Company”), issued on August 14, 2013, announcing its preliminary financial results for the quarter ended June 30, 2013.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Company.

As previously reported, on each of April 25, 2012, September 26, 2012 and November 21, 2012, Eric S. Rosenfeld, a member of the Company's board of directors and the Company's former chairman and chief executive officer, loaned the Company $100,000, and on each of March 7, 2013 and June 4, 2013, Crescendo Advisors II, LLC, an affiliate of Mr. Rosenfeld, loaned the Company an additional $100,000, for an aggregate of $500,000 in loans. Each loan was evidenced by a convertible promissory note (each, a “Note,” and collectively, the “Notes”) that was payable upon consummation of a merger transaction involving the Company, which closed on June 24, 2013 (the “Closing”). The principal balance of each Note could be converted, at the holder's option, to warrants at a price of $0.50 per warrant. Notwithstanding the foregoing, the Notes could not be converted unless stockholder approval of the conversion had become effective, if required by the rules of the Nasdaq Capital Market. Immediately prior to the Closing, Crescendo Advisors II, LLC assigned both of its Notes to David Sgro, a member of the Company's board of directors and the Company's former chief financial officer and secretary, and the Notes were amended and restated solely to (i) extend the maturity date of the Notes to the 60th day after the Closing, and (ii) allow the Notes to be converted at any time after the Closing until the repayment in full of the Notes. On August 13, 2013, the Company further amended and restated the Notes solely to extend the maturity date to October 22, 2013. Conversion of the Notes remained subject to the effectiveness of stockholder approval. On June 24, 2013 and August 19, 2013, the Company obtained written consent to the conversion of the Notes (as amended and restated on each such date) from the holders of a majority of its outstanding shares of its common stock, which consent will become effective 20 days after the Company mails an information statement on Schedule 14C to its stockholders regarding such action.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 19, 2013, the Company obtained the written consent of the holders of 6,772,064 shares of its common stock (directly and through voting proxies), representing a majority of the shares entitled to vote, approving the conversion of the Notes (as amended and restated on such date), which consent will become effective 20 days after the Company mails an information statement on Schedule 14C to its stockholders regarding such action. The disclosure in Item 2.03 above is incorporated herein by reference.

On August 19, 2013, the Company obtained the written consent of the holders of 6,772,064 shares of its common stock (directly and through voting proxies), representing a majority of the shares entitled to vote, approving the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan (the “Non-Employee Director Plan”), which consent will become effective 20 days after the Company mails an information statement on Schedule 14C to its stockholders regarding such action.

The Non-Employee Director Plan provides for discretionary grants of awards of common stock to the Company’s independent non-employee directors, as determined by the Company’s board of directors from time to time. The awards may take the form of unrestricted or restricted shares of common stock or options to purchase shares of common stock of the Company.

The Company has reserved 400,000 shares of its common stock for issuance under the Non-Employee Director Plan.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

4.1.	Form of Amended and Restated Convertible Promissory Notes issued to Eric S. Rosenfeld and David D. Sgro.

10.1.	SAExploration Holdings, Inc. 2013 Non-Employee Director Plan

99.1	Press release dated August 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2013	SAExploration Holdings, Inc.

	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

4.1.	Form of Amended and Restated Convertible Promissory Notes issued to Eric S. Rosenfeld and David D. Sgro.

10.1.	SAExploration Holdings, Inc. 2013 Non-Employee Director Plan

99.1	Press release dated August 14, 2013.